Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$3,118,597,000

SLM Student Loan Trust 2006-8

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On September 14, 2006, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$260,000,000	3-month LIBOR minus %	April 25, 2012
Floating Rate Class A-2 Notes	$619,000,000	3-month LIBOR minus %	October 25, 2016
Floating Rate Class A-3 Notes	$195,000,000	3-month LIBOR plus %	January 25, 2018
Floating Rate Class A-4 Notes	$658,000,000	3-month LIBOR plus %	October 25, 2021
Floating Rate Class A-5 Notes	$532,000,000	3-month LIBOR plus %	January 27, 2025
Floating Rate Class A-6 Notes	$761,039,000	3-month LIBOR plus %	January 25, 2041
Floating Rate Class B Notes	$93,558,000	3-month LIBOR plus %	January 25, 2041

The trust will make payments primarily from collections on a pool of consolidation student loans. Interest and principal on the notes will be payable quarterly on the 25th day of each January, April, July and October, beginning in January 2007. In general, the trust will pay principal, sequentially, to the class A-1 notes through class A-6 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the July 2012 distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes and the reserve account. The trust will also make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the notes are determined by reference to LIBOR. A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the free-writing base prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Joint Book-Runners

Credit Suisse	Lehman Brothers	Wachovia Securities

Global Co-Managers

Merrill Lynch & Co.	Morgan Stanley

Class A Notes Co-Manager

UBS Investment Bank

September 6, 2006

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated September 1, 2006 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE TRUST WILL NOT ISSUE THE CLASS A-6B NOTES, THE CLASS A-6C NOTES OR ANY ADDITIONAL CLASSES OF AUCTION RATE NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, (1) THE CLASS A-6 NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (2) NO CLASS OF AUCTION RATE NOTES WILL BE ISSUED; (3) THERE WILL BE NO AUCTION AGENT OR BROKER-DEALERS; (4) NO FUTURE DISTRIBUTION ACCOUNT WILL BE CREATED OR FUNDED MONTHLY; (5) QUARTERLY DISTRIBUTION DATES ARE NOW REFERRED TO AS DISTRIBUTION DATES; (6) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THE INITIAL FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO AUCTION RATE NOTES WILL NOT APPLY; AND (7) ANY REFERENCES TO LIBOR-BASED NOTES ARE REFERENCES TO ALL OF THE NOTES.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $260,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $619,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $195,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $658,000,000;

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $532,000,000; and

•	Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $761,039,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $93,558,000.

Closing Date. The closing date for this offering will be September 14, 2006.

Interest Rates. The spreads to LIBOR for the notes will be set at the time of pricing.

Pricing Date. On or after September 7, 2006.

Initial Accrual Period. The initial accrual period for the notes will begin on the closing date and end on January 24, 2007, the day before the first distribution date. LIBOR for the first accrual period will be determined by the following formula:

x + [ 9 / 29 * (y-x)]

where:

x = four-month LIBOR, and

y = five-month LIBOR, as applicable.

Stepdown Date. The stepdown date is the earlier to occur of (a) the July 2012 distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date
Class A-1	April 25, 2012
Class A-2	October 25, 2016
Class A-3	January 25, 2018
Class A-4	October 25, 2021
Class A-5	January 27, 2025
Class A-6	January 25, 2041
Class B	January 25, 2041

Identification Numbers

The offered notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78443H AA 1

•	Class A-2 Notes: 78443H AB 9

•	Class A-3 Notes: 78443H AC 7

•	Class A-4 Notes: 78443H AD 5

•	Class A-5 Notes: 78443H AE 3

•	Class A-6 Notes: 78443H AF 0

•	Class B Notes: 78443H AJ 2

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78443HAA14

•	Class A-2 Notes: US78443HAB96

•	Class A-3 Notes: US78443HAC79

•	Class A-4 Notes: US78443HAD52

•	Class A-5 Notes: US78443HAE36

•	Class A-6 Notes: US78443HAF01

•	Class B Notes: US78443HAJ23

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end ten business days after the closing date on September 28, 2006.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on March 31, 2007.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$260,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	619,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	195,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	658,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	532,000,000
Floating Rate Class A-6 Student Loan-Backed Notes	761,039,000
Floating Rate Class B Student Loan-Backed Notes	93,558,000
Equity	100

Total	$3,118,597,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to approximately $4,100,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-On Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to approximately $15,000,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to approximately $7,540,141.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any distribution date will be the greater of:

•	0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date), each as of the close of business on the last day of the related collection period; and

•	$4,524,085.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $95,000,000. Amounts on deposit in the capitalized interest account will not be replenished. Funds in the capitalized interest account will be available, first, to cover shortfalls in payments of interest due to the class A noteholders, and, second, to cover shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

All funds remaining on deposit in the capitalized interest account on the January 2008 distribution date will be transferred to the collection account and included as available funds on that distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the January 2008 distribution date.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account.

Optional Purchase

In addition to the optional purchase right described in the initial free-writing prospectus, the servicer also will have an option, but not the obligation, to purchase any trust student loan on any date; provided that the servicer may not purchase trust student loans if the aggregate principal balance thereof (at the time of purchase) exceeds 2.0% of the initial pool balance. The purchase price for any trust student loans purchased by the servicer using this option will be equal to the outstanding principal amount of such trust student loans plus accrued and unpaid interest through the date of purchase.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $2,780,330.

Distributions from the Collection Account

On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in the initial free-writing prospectus, to the extent of Available Funds for that distribution date, amounts transferred from the capitalized interest account through the January 2008 distribution date (with respect to clauses (c) and (d) below for that distribution date) and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(d) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(e) sequentially, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(g) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(h) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any; and

(i) to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the excess distribution certificateholder.

The chart on the following page illustrates the application of funds in the collection account as described in this term sheet and the initial free-writing prospectus.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

Underwriting

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about September 14, 2006 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Credit Suisse Securities (USA) LLC	$43,334,000	$103,168,000	$32,500,000	$109,667,000
Lehman Brothers Inc	43,334,000	103,167,000	32,500,000	109,668,000
Wachovia Capital Markets, LLC	43,333,000	103,167,000	32,500,000	109,667,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	43,333,000	103,166,000	32,500,000	109,666,000
Morgan Stanley & Co. Incorporated	43,333,000	103,166,000	32,500,000	109,666,000
UBS Securities LLC	43,333,000	103,166,000	32,500,000	109,666,000

Total	$260,000,000	$619,000,000	$195,000,000	$658,000,000

Underwriter	Class A-5 Notes	Class A-6 Notes	Class B Notes
Credit Suisse Securities (USA) LLC	$88,667,000	$126,841,000	$18,712,000
Lehman Brothers Inc	88,667,000	126,841,000	18,712,000
Wachovia Capital Markets, LLC	88,668,000	126,840,000	18,712,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	88,666,000	126,839,000	18,711,000
Morgan Stanley & Co. Incorporated	88,666,000	126,839,000	18,711,000
UBS Securities LLC	88,666,000	126,839,000	0

Total	$532,000,000	$761,039,000	$93,558,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the base prospectus attached as Appendix I thereto (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

EXHIBIT I

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15th of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15th of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
Percentage of CLR	24	48	72	96	120
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is August 27, 2006;

•	the closing date will be September 14, 2006;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	before July 1, 2006, a 91-day Treasury bill rate of 4.84% and on or after July 1, 2006, a 91-day Treasury bill rate of 5.10%; and

•	three-month commercial paper rate of 5.25%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	quarterly distributions begin on January 25, 2007, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.36%;

•	class A-2 notes: 5.39%;

•	class A-3 notes: 5.42%;

•	class A-4 notes: 5.47%;

•	class A-5 notes: 5.50%;

•	class A-6 notes: 5.56%; and

•	class B notes: 5.60%;

•	an administration fee equal to $20,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $7,540,141 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $4,524,085;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $15,000,000;

•	the capitalized interest account has an initial balance equal to $95,000,000, and on the January 2008 distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.30% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 14 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance, and the servicer makes no other purchases of trust student loans; and

•	the pool of trust student loans consists of 3,053 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 Notes	1.14	1.05	1.00	0.94	0.89
Class A-2 Notes	4.41	3.52	3.00	2.65	2.40
Class A-3 Notes	7.57	5.93	5.00	4.39	3.93
Class A-4 Notes	10.50	8.32	7.00	6.10	5.46
Class A-5 Notes	14.28	11.85	10.00	8.72	7.80
Class A-6 Notes	18.52	16.29	14.41	12.72	11.34
Class B Notes	13.60	12.08	10.99	10.12	9.43

Expected Maturity Date
Class A-1 Notes	July 25, 2008	January 25, 2008	January 25, 2008	January 25, 2008	January 25, 2008
Class A-2 Notes	July 25, 2013	January 25, 2012	April 25, 2011	October 25, 2010	April 25, 2010
Class A-3 Notes	January 25, 2015	April 25, 2013	January 25, 2012	July 25, 2011	January 25, 2011
Class A-4 Notes	April 25, 2019	October 25, 2016	April 25, 2015	April 25, 2014	April 25, 2013
Class A-5 Notes	July 25, 2022	April 25, 2020	April 25, 2018	October 25, 2016	October 25, 2015
Class A-6 Notes	July 25, 2026	April 25, 2024	July 25, 2022	October 25, 2020	April 25, 2019
Class B Notes	July 25, 2026	April 25, 2024	July 25, 2022	October 25, 2020	April 25, 2019

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	93	90	88	86	83
January 2008	11	0	0	0	0
January 2009	0	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	95	90	85
January 2009	87	77	67	57	47
January 2010	69	52	36	20	4
January 2011	49	25	2	0	0
January 2012	29	0	0	0	0
January 2013	8	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	37	0
January 2012	100	90	0	0	0
January 2013	100	*	0	0	0
January 2014	56	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

*	Represents a percentage greater than 0% but less than 0.5%.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	91
January 2012	100	100	99	72	48
January 2013	100	100	66	36	8
January 2014	100	73	34	*	0
January 2015	95	45	3	0	0
January 2016	73	18	0	0	0
January 2017	51	0	0	0	0
January 2018	28	0	0	0	0
January 2019	5	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

*	Represents a percentage greater than 0% but less than 0.5%.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	62
January 2015	100	100	100	57	20
January 2016	100	100	66	20	0
January 2017	100	90	33	0	0
January 2018	100	59	4	0	0
January 2019	100	31	0	0	0
January 2020	75	4	0	0	0
January 2021	43	0	0	0	0
January 2022	12	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	100
January 2015	100	100	100	100	100
January 2016	100	100	100	100	89
January 2017	100	100	100	92	68
January 2018	100	100	100	74	52
January 2019	100	100	85	58	39
January 2020	100	100	68	45	0
January 2021	100	84	54	0	0
January 2022	100	68	41	0	0
January 2023	89	53	0	0	0
January 2024	70	40	0	0	0
January 2025	56	0	0	0	0
January 2026	43	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	96	94	92	89	87
January 2014	90	85	80	76	75
January 2015	84	76	69	66	60
January 2016	77	68	62	54	46
January 2017	71	60	52	43	36
January 2018	64	54	43	35	27
January 2019	58	46	36	27	21
January 2020	53	39	29	21	0
January 2021	45	32	23	0	0
January 2022	38	26	17	0	0
January 2023	31	20	0	0	0
January 2024	24	15	0	0	0
January 2025	19	0	0	0	0
January 2026	15	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	1.14	0.78	0.58	0.47	0.43
Class A-2 Notes	4.41	2.42	1.70	1.33	1.11
Class A-3 Notes	7.57	4.43	3.01	2.26	1.78
Class A-4 Notes	10.50	6.84	4.77	3.59	2.86
Class A-5 Notes	14.28	10.70	7.90	6.04	4.80
Class A-6 Notes	18.52	15.65	12.93	10.50	8.60
Class B Notes	13.60	11.92	10.64	9.37	8.46

Expected Maturity Date
Class A-1 Notes	July 25, 2008	January 25, 2008	July 25, 2007	April 25, 2007	April 25, 2007
Class A-2 Notes	July 25, 2013	July 25, 2010	April 25, 2009	July 25, 2008	April 25, 2008
Class A-3 Notes	January 25, 2015	July 25, 2011	January 25, 2010	April 25, 2009	October 25, 2008
Class A-4 Notes	April 25, 2019	July 25, 2015	January 25, 2013	July 25, 2011	July 25, 2010
Class A-5 Notes	July 25, 2022	April 25, 2019	April 25, 2016	April 25, 2014	July 25, 2012
Class A-6 Notes	July 25, 2026	October 25, 2023	April 25, 2021	October 25, 2018	October 25, 2016
Class B Notes	July 25, 2026	October 25, 2023	April 25, 2021	October 25, 2018	October 25, 2016

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance;

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	93	76	60	43	25
January 2008	11	0	0	0	0
January 2009	0	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	80	55	31	7
January 2009	87	46	7	0	0
January 2010	69	14	0	0	0
January 2011	49	0	0	0	0
January 2012	29	0	0	0	0
January 2013	8	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	7	0
January 2010	100	100	0	0	0
January 2011	100	44	0	0	0
January 2012	100	0	0	0	0
January 2013	100	0	0	0	0
January 2014	56	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	70
January 2010	100	100	96	53	15
January 2011	100	100	58	11	0
January 2012	100	85	25	0	0
January 2013	100	58	0	0	0
January 2014	100	33	0	0	0
January 2015	95	9	0	0	0
January 2016	73	0	0	0	0
January 2017	51	0	0	0	0
January 2018	28	0	0	0	0
January 2019	5	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	63
January 2012	100	100	100	69	18
January 2013	100	100	94	32	0
January 2014	100	100	61	2	0
January 2015	100	100	32	0	0
January 2016	100	82	5	0	0
January 2017	100	54	0	0	0
January 2018	100	29	0	0	0
January 2019	100	5	0	0	0
January 2020	75	0	0	0	0
January 2021	43	0	0	0	0
January 2022	12	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	89
January 2014	100	100	100	100	70
January 2015	100	100	100	83	55
January 2016	100	100	100	67	42
January 2017	100	100	87	54	0
January 2018	100	100	73	43	0
January 2019	100	100	60	0	0
January 2020	100	87	49	0	0
January 2021	100	72	38	0	0
January 2022	100	57	0	0	0
January 2023	89	45	0	0	0
January 2024	70	0	0	0	0
January 2025	56	0	0	0	0
January 2026	43	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	96	93	90	87	84
January 2014	90	84	81	72	66
January 2015	84	75	69	59	52
January 2016	77	66	59	48	40
January 2017	71	60	50	39	0
January 2018	64	53	41	31	0
January 2019	58	45	34	0	0
January 2020	53	38	28	0	0
January 2021	45	31	22	0	0
January 2022	38	25	0	0	0
January 2023	31	20	0	0	0
January 2024	24	0	0	0	0
January 2025	19	0	0	0	0
January 2026	15	0	0	0	0
January 2027	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.0 year in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 1.4% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.7%	1.4%	2.0%	2.7%
Class A-2 Notes	0.0	1.2	2.3	3.2	4.1
Class A-3 Notes	0.0	1.7	3.0	4.1	5.1
Class A-4 Notes	0.0	2.1	3.8	5.2	6.4
Class A-5 Notes	0.0	2.7	4.9	6.7	8.2
Class A-6 Notes	0.0	3.1	5.8	8.3	10.6
Class B Notes	0.0	3.5	6.8	9.9	12.0

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

(2)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

$3,118,597,000

SLM Student Loan Trust 2006-8

Issuing Entity

$260,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$619,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$195,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$658,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$532,000,000	Floating Rate Class A-5 Student Loan-Backed Notes

$761,039,000	Floating Rate Class A-6 Student Loan-Backed Notes

$ 93,558,000	Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Joint Book-Runners

Credit Suisse

Lehman Brothers

Wachovia Securities

Global Co-Managers

Merrill Lynch & Co.

Morgan Stanley

Class A Notes Co-Manager

UBS Investment Bank

September 6, 2006